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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 29, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)
(303) 770-4001 (Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

        As previously disclosed, on April 29, 2003, VTR GlobalCom S.A. ("VTR"), the 100% owned Chilean subsidiary of UnitedGlobalCom, Inc. (the "Company"), and VTR's senior lenders entered into an extension agreement relating to VTR's existing Credit Agreement, dated as of April 29, 1999, among VTR, the subsidiary guarantors of VTR listed on the signature pages thereto, Toronto Dominion Bank (Texas), Inc., as administrative agent for the lenders party thereto, and each of the lenders party thereto (as amended, "VTR Bank Facility"), extending the maturity date of the facility until May 29, 2003. On May 30, 2003, the Company announced that VTR and VTR's senior lenders amended and restated the VTR Bank Facility (the "Amended VTR Bank Facility"). As part of the Amended VTR Bank Facility, VTR was required to pay down additional amounts owed under the facility (such that the principal amount outstanding on May 29, 2003 was $123,000,000), and the Company is required to capitalize certain shareholder loans to VTR, among other conditions. In addition, the final maturity of the Amended VTR Bank Facility has been extended until December 31, 2006. Principal payments are payable during the term of the facility on a quarterly basis (according to a predetermined amortization schedule), beginning on March 31, 2004.

        A copy of the Amended VTR Bank Facility is attached as Exhibit 10.1 hereto. A copy of the press release of the Company announcing the completion of the Amended VTR Bank Facility is attached as Exhibit 99.1 hereto.

        Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of April 29, 2003, among VTR, the Subsidiary Guarantors named therein, Toronto Dominion (Texas), Inc., as Administrative Agent, and the Lenders named therein.
99.1	Press release of the Company, dated May 30, 2003, announcing the completion of the Amended VTR Bank Facility.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: May 30, 2003

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated as of April 29, 2003, among VTR, the Subsidiary Guarantors named therein, Toronto Dominion (Texas), Inc., as Administrative Agent, and the Lenders named therein.
99.1	Press release of the Company, dated May 30, 2003, announcing the completion of the Amended VTR Bank Facility.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX